                                                         EXHIBIT 10.30


              KEY EXECUTIVE LIFE INSURANCE/DEATH BENEFIT
            PLAN OF THE DIME SAVINGS BANK OF NEW YORK, FSB
         As Amended and Restated Effective as of April 1, 1999

                               ARTICLE I

                              Definitions

       The following terms whenever used in the Plan shall have the meanings set forth in this Article I.

       1.1 "Annual Compensation" means the Participant's base salary plus target incentive compensation.

       1.2 "Bank" means The Dime Savings Bank of New York, FSB, and any successor corporation. In the case of any reference to a person's employment with or status as an executive of the Bank, the term "Bank" shall include Dime Bancorp, Inc., The Dime Savings Bank of New York, FSB and wholly-owned subsidiaries of either of them.

       1.3 "Beneficiary" means the Participant's beneficiary under the Plan, as designated in writing to the Committee by the Participant. A Participant may change his/her designated Beneficiary from time to time by written notice to the Committee. If a Participant fails to designate a beneficiary in writing to the Committee, "Beneficiary" shall mean (i) the beneficiary designated by the Participant under the Retirement Plan, or (ii) if no beneficiary has been designated under the Retirement Plan, the Participant's estate.

       1.4 "Carrier" means the insurance company or companies selected by the Bank to provide the life insurance policies under this Plan.

       1.5 "Committee" means the committee consisting of at least three persons, who need not be members of the Board of Directors of the Bank, appointed by such Board of Directors to administer the Plan.

       1.6 "Compensation Committee" means the Compensation Committee of the Board of Directors of the Bank.

       1.7 "Flex Plan" means the Flexible Benefits Program of the Bank as in effect from time to time.

       1.8 "Life Insurance Trust" means an irrevocable trust to which a Participant has transferred his or her actual and prospective incidents of ownership in the life insurance benefits provided under this Plan.

       1.9 "Participant" means an eligible executive who has elected to participate in this Plan and whose participation has not been terminated.

       1.10 "Participant Premium" means the portion of the insurance premium for the life insurance benefit payable by the Participant or his/her surviving spouse (or, as appropriate, by a transferee of the incidents of ownership with respect to the life insurance coverage hereunder) as a condition of participation in the Plan.

       1.11 "Plan" means the Key Executive Life Insurance/Death
Benefit Plan of The Dime Savings Bank of New York, FSB, as initially effective as of January 1, 1988, and as amended from time to time.

       1.12 "Retirement" means (i) the date of the Participant's termination of service with the Bank after his or her Early Retirement Age (as defined in the Retirement Plan) or otherwise on or after both attaining age 55 and after completing a Period of Service (as defined in the Retirement Plan) of at least 5 years, whether or not otherwise eligible for early or normal retirement under the Retirement Plan, and
(ii) for Participants whose termination of service is not described in clause (i) above, the later of the date of the Participant's termination of service with the Bank or the attaining of age 65.

       1.13 "Retirement Plan" means the qualified defined benefit plan of the Bank as in effect from time to time.

       1.14 "Single Life Coverage" means a life insurance or death benefit payable upon the death of the Participant.

       1.15 "Survivor Joint Life Coverage" means a life insurance or death benefit payable upon the death of the last survivor of the Participant and his/her spouse.

       1.16 "Tier" means Tier 0, Tier I, Tier II, Tier III or Tier IV, to which an executive is classified based on the Bank's system of classifying executives.



                              ARTICLE II

                                Purpose

             The purpose of the Plan is to enable the Bank to provide life insurance and death benefits to its key executives in a cost effective manner.

                              ARTICLE III

                             Participation

       3.1 Eligibility. Subject to Section 3.2, any person who is an executive of the Bank in Tiers I, II, III, or IV, as of December 1, 1987 may become a Participant in the Plan by making the election to participate described in Section 3.3(a). In addition, subject to
Section 3.2, any person who becomes an executive of the Bank after December 1, 1987 who is otherwise designated by the Compensation Committee may become a Participant in the Plan by making the election to participate described in Section 3.3(a).

       3.2 Insurability

           (a) If the Carrier determines that an executive is not insurable, the executive shall not be eligible to participate in the Plan. If the Carrier determines that the executive and his/her spouse are not insurable, the executive shall not be entitled to elect Survivor Joint Life Coverage.

           (b) If the Carrier determines that an executive or his/her spouse is insurable but is subject to a substandard rating, the Bank, in its sole discretion, may (i) prohibit the executive from participating in the Plan (if the executive is subject to the substandard rating) or from electing Survivor Joint Life Coverage (if the executive's spouse is subject to the substandard rating); (ii) require the executive (and/or his/her surviving spouse, in the case of Survivor Joint Life Coverage) to pay, in addition to the Participant Premiums required by

Section 4.2, all or part of the Bank's increased cost of providing the coverage as a result of the substandard rating; (iii) reduce the benefits otherwise payable to the Beneficiary to reflect the substandard rating; or (iv) some combination of the foregoing.

       3.3 Election to Participate.

           (a) An executive's election to participate in the Plan shall be effective only if the election (i) is made in writing on or prior to January 15, 1988 if the executive was eligible to participate as of that date, or within such period, if any, as determined by the Committee, of initial eligibility if the executive was first chosen by the Committee to be eligible to participate in the Plan after January 15, 1988, (ii) specifies the amount of Single Life Coverage (expressed as a percentage of Annual Compensation), which the executive elects to receive (within the limits permitted by Section 3.4) based on the executive's Tier as of October 1, 1987 if the executive was first eligible to participate in the Plan on or before January 15, 1988, or as of the date of initial eligibility if first chosen by the Committee to be eligible to participate after January 15, 1988, and, (iii) contains such additional information and agreements as the Committee may request. An election to participate in the Plan shall be deemed an authorization by the executive of payroll deductions to pay the Participant Premiums described in Section 4.2.

           (b) Any executive who has elected to participate in the Plan pursuant to Section 3.3(a) may, at any time prior to December 31, 1988 if the executive was first eligible to participate in the Plan on or before January 15, 1988, or at any time prior to the first anniversary of his/her eligibility to participate in the Plan if first chosen by the Committee to be eligible to participate after January 15, 1988, and subject to Section 3.2, direct that a portion of his/her Single Life Coverage elected pursuant to Section 3.3(a) (expressed as a percentage of Annual Compensation) be converted to an equivalent amount of Survivor Joint Life Coverage (determined pursuant to Section 3.4(b)).

       3.4 Amount of Coverage.

           (a) Single Life. A Participant may elect to receive Single Life Coverage in an amount not to exceed the following:



                                                       Maximum
Participant's Tier         Participant's Tier          Single Life
1/1/88 - 12/31/89          1/1/90 and after            Coverage
---------------------      -------------------         --------
I and II                   0 and I                     6 times Annual
                                                         Compensation
III                        I and III                   3 times Annual
                                                         Compensation
IV                         IV                          1.5 times Annual
                                                         Compensation


The first $50,000 of Single Life Coverage elected by a Participant shall be provided by the Bank under the Flex Plan rather than under this Plan prior to the Participant's Retirement, but shall be provided as a benefit under this Plan after the Participant's Retirement.

           (b) Survivor Joint Life. A Participant who so elects shall receive $1.67 of Survivor Joint Life Coverage in lieu of each $1.00 of Single Life Coverage for which the Participant is eligible; provided, however, that if the Participant's spouse is more than five years older than the Participant, the amount of Survivor Joint Life Coverage per $1.00 of Single Life Coverage shall be reduced to an amount whose cost to the Bank (as determined by the Bank) is equal to the cost of $1.67 of Survivor Joint Life Coverage for a Participant whose spouse is five years older than the Participant.

       3.5 Automatic Increases in Coverage.

           (a) Increases in Annual Compensation. Each January 1 after the effective date of the Plan, the amount of coverage to which a Participant is entitled shall be (subject to Section 3.5(c)) automatically increased by applying the percentage of Annual Compensation initially elected by the Participant to his/her Annual Compensation (on an annualized basis) in effect the preceding October 1.

           (b) Change of Tier. A Participant who has elected the maximum coverage for which he/she is eligible and who is promoted to a higher Tier as of any October 1 shall (subject to Section 3.5(c)) have such coverage automatically increased as of the following

January 1 to the maximum coverage available for such higher Tier. A Participant who elected less than the maximum coverage available for his/her Tier shall not have his/her coverage automatically adjusted for a change in Tier, but shall (subject to Section 3.5(c)) have the right to elect, by written notice to the Committee prior to the first December 31 that is at least 31 days after such Tier change, that his/her coverage be increased as of the January 1 following such December 31, based on his/her Tier the preceding October 1. The coverage of a Participant described in the preceding sentence (expressed as a percentage of the maximum available coverage for his/her new Tier) shall in no event exceed the percentage of the maximum available coverage (for the Participant's prior Tier) in effect for the Participant immediately prior to his/her promotion.

           (c) Any increase in the amount of a Participant's coverage upon a change of Annual Compensation or Tier shall be subject to insurability of the Participant and his/her spouse as provided in
Section 3.2 unless the insurance coverage being maintained for the Participant by the Bank is sufficient to provide such increased coverage.

           (d) A Participant's insurance coverage shall not change upon a reduction of the Participant's Annual Compensation or Tier classification unless the Participant elects such reduction.

       3.6 Amendment of Election to Participate.

           (a) A Participant may not amend, cancel or otherwise modify his/her election to participate except in the following circumstances:

            (i) A Participant may at any time reduce his/her aggregate amount of coverage, or refuse any automatic increase in such coverage. Such reduction shall take effect as soon as practicable following receipt by the Committee of a written request for such reduction.

            (ii) Upon a change in the marital status of a
                 Participant, the Participant may, subject to
                 Section 3.2, reallocate his/her total coverage then in effect

                (expressed as a percentage of Annual
                Compensation) between Single Life Coverage and
                Survivor Joint Life Coverage.

       3.7 Election by Surviving Spouse. Upon the death, prior to his/her Retirement, of a Participant who has elected Survivor Joint Life Coverage, the Participant's surviving spouse shall have the right to elect (within such time period as the Committee may provide) one of the following options:

           (a) Option A: To continue the Survivor Joint Life Coverage as a life insurance benefit until the spouse attains age 65, at which time it shall convert to a death benefit. A spouse choosing this option shall be required to pay Participant Premiums as provided in
Section 4.2(b) until he/she attains age 65; or

           (b) Option B: To have the Survivor Joint Life Coverage convert to a death benefit pursuant to Section 5.3 immediately upon the death of the Participant, in which case the spouse shall not be required to pay Participant Premiums.

       3.8 Failure to Participate. No compensation or benefits in lieu of this Plan shall be paid to an executive who elects not to participate in the Plan.

                              ARTICLE IV

                             Contributions

       4.1 Bank Payments.

           (a) With respect to a Participant who has elected Single Life Coverage, the Bank shall pay to the Carrier each year the amount necessary to maintain in effect a life insurance policy on the life of the Participant in an amount not less than the amount sufficient to provide the life insurance coverage elected by the Participant; provided that after the Retirement of a Participant the Bank shall only be required to maintain in effect sufficient life insurance to provide the life insurance benefit available to the Participant pursuant to Section 5.4.

           (b) In the case of a Participant who has elected Survivor Joint Life Coverage, the Bank shall pay to the Carrier each year the amount necessary to maintain in effect a life insurance policy on the Participant and his/her spouse in an amount not less than the amount sufficient to provide the insurance coverage elected by the Participant. Such policy shall be maintained until whichever of the following applies:

           (i) If the spouse pre-deceases the Participant, the policy shall be maintained until the Participant's Retirement and, after the date of the Participant's Retirement, the Bank shall only be required to maintain in effect sufficient life insurance to provide the life insurance available to the Participant pursuant to Section 5.4.

           (ii) If the Participant's pre-deceases the spouse and the spouse has elected Option A pursuant to
                  Section 3.7, the policy shall be maintained until the spouse attains age 65.

           (iii) If the Participant pre-deceases the spouse and the spouse has elected Option B pursuant to
                  Section 3.7, the policy shall be maintained until the Participant's death.

Following the occurrence of whichever of the foregoing events applies, the Bank, in its sole discretion, may (but is not required to) maintain in effect the life insurance policies described in this
Section 4.1(c).

           (c) The Bank's obligation to provide the death benefits referred to in Section 5.3 shall continue (to the extent that they apply, and are not the subject of an election to receive life insurance benefits in lieu thereof) regardless of whether any life insurance policy is maintained on a Participant or spouse.

           (d) Notwithstanding the foregoing provisions of this
Section 4.1, the Bank shall not be required to maintain any insurance policy with respect to a Participant whose participation in the Plan has terminated.

       4.2 Participant Premiums.

           (a) Prior to the Participant's Retirement, each Participant shall reimburse the Bank for Participant Premiums paid by the Bank on his/her behalf, in an amount equal to the

"P.S. 58 alternative rates," as determined by the Carrier from time to time, for the amount and form of insurance coverage elected by the Participant (in excess of the first $50,000 of Single Life Coverage); provided, however, that following the death of his/her spouse, a Participant who has elected Survivor Joint Life Coverage shall reimburse the Bank based on the "P.S. 58 alternative rates" for Single Life Coverage as determined by the Carrier from time to time. If the Participant is an employee of the Bank, such payment shall be made by payroll deductions pro rata over the portion of the calendar year in which the Participant participates in the Plan, as determined by the Committee. Upon a Participant's termination of employment with the Bank, the Participant shall pay the balance of the Participant Premium for that calendar year within 60 days of termination of employment. Thereafter, the Participant shall pay to the Bank the annual Participant Premium for each year in advance, not later than January 31 of that year. A Participant's (or spouse's) failure to pay Participant Premiums as provided in this Section 4.2(a) or Section 4.2(b) shall result in a termination of his/her participation in the Plan. Notwithstanding the foregoing, where a Participant has transferred his or her incidents of ownership in life insurance coverage provided hereunder, the premium obligation shall be an obligation of the transferee (e.g. the Life Insurance Trust), which shall be responsible for remitting the Participant Premiums (or arranging for their payment) so that they are paid at the times set forth above.

           (b) Upon the death of a Participant who has elected
Survivor Joint Life Coverage, if the Participant's surviving spouse has elected Option A pursuant to Section 3.7, such spouse shall reimburse the Bank for Participant Premiums in an amount equal to the "P.S. 58 alternative rates" for Single Life Coverage, as determined by the Carrier from time to time until such spouse attains age 65. Such payment shall be made at the times set forth in Section 4.2(a) with respect to a Participant who has terminated employment with the Bank.

           (c) Upon the death of a Participant who has elected Survivor Joint Life Coverage, if the Participant's surviving spouse has elected Option B pursuant to Section 3.7, such spouse shall not be required to pay any Participant Premiums, and shall maintain coverage under the Plan pursuant to Section 5.3(b).


                               ARTICLE V

                               Benefits

       5.1 Prior to Death. No benefits shall be payable to a Participant or Beneficiary under this Plan prior to the death of the Participant.

       5.2 Standard Life Insurance Benefits.

           (a) With respect to a Participant who has elected Single Life Coverage, upon the Participant's death prior to his/her
Retirement, the Participant's Beneficiary shall receive life insurance proceeds in an amount equal to the amount of Single Life Coverage elected by the Participant.

           (b) With respect to a Participant who has elected Survivor Joint Life Coverage, upon (i) the death of the Participant prior to his/her Retirement but after the death of his/her spouse, or (ii) the death of a Participant's surviving spouse who has elected Option A pursuant to Section 3.7, the Participant's Beneficiary shall receive life insurance proceeds, if any, in an amount equal to the amount of Survivor Joint Life Coverage elected by the Participant.

       5.3 Death Benefits.

           (a) Upon the death, after his/her Retirement, of a Participant who has elected Single Life Coverage, unless a valid election is in effect for the life insurance benefits described in
Section 5.4, the Participant's Beneficiary shall receive a death benefit payable by the Bank in an amount equal to (i) the amount of Single Life Coverage in effect for the Participant at the time of his/her Retirement, if the Participant was in Tier 0 or I (Tiers I or II prior to January 1, 1990) on the October 1 before his/her Retirement (or if the Participant, while participating, had been in such Tier, but had not elected to reduce the level of his/her life insurance coverage pursuant to Section 3.2(d) upon any prior Tier reduction), or (ii) 67% of the amount of such coverage if the Participant was in Tier II, III or IV (Tier III or IV prior to
January 1, 1990) on the October 1
before his/her Retirement (except as otherwise provided in clause (i) above), in each case to the extent such benefit has vested pursuant to
Article VI.

           (b) With respect to a Participant who has elected Survivor Joint Life Coverage, upon (i) the death of the Participant after his/her Retirement and after the death of his/her spouse (unless a valid election is in effect for the life insurance benefits described in Section 5.4), (ii) the death of a Participant's surviving spouse who has elected Option A pursuant to Section 3.7 after such spouse has attained age 65, or (iii) the death (at any age) of a Participant's surviving spouse who has elected Option B pursuant to Section 3.7, the Participant's Beneficiary shall receive a death benefit payable by the Bank in an amount equal to (i) the amount of Survivor Joint Life Coverage in effect for the Participant at the earlier of the time of his/her Retirement or death, if the Participant was in Tier 0 or I (Tiers I or II prior to January 1, 1990) on the October 1 before such Retirement or death (or if the Participant, while participating, had been in such Tier, but had not elected to reduce the level of his/her life insurance coverage pursuant to Section 3.2(d) upon any prior Tier reduction), or (ii) 67% of the amount of such coverage if the Participant was in Tier II, III or IV (Tiers III or IV prior to January 1, 1990) on the October 1 before such Retirement or death (except as otherwise provided in clause (i) above), in each case to the extent such benefit has vested pursuant to Article VI.

           (c) Notwithstanding Sections 5.3(a) and (b):

            (i) The net death benefit paid with respect to a
                Participant, after payment of federal and state income tax at the maximum rates in effect for 1988, shall in no event be less than the post-retirement life insurance benefit which would have been paid with respect to the Participant under the Flex Plan (as in effect on December 31, 1987) on the date of his/her death based on his/her Annual Compensation and elected Flex Plan coverage as of December 31, 1987; and

              (ii) No death benefit shall be payable with respect to a
                   Participant unless all Participant Premiums required by
                   Section 4.2 with respect to such Participant have been paid.

       5.4 Election for Post-Retirement Life Insurance Benefits. A Participant may elect that, in lieu of the death benefits payable upon the death of a Participant after his/her Retirement pursuant to Sections 5.3(a) and (b), the Participant's Beneficiary shall instead receive life insurance proceeds in an amount equal to 60% of the amount that would otherwise be payable as a vested death benefit under
Section 5.3(a) or (b) (as applicable). Any such elections may only be made in accordance with the following provisions, and the life insurance coverage shall be accompanied by such responsibilities as are set forth in the following provisions:

           (a) The election to provide a life insurance benefit, rather than a Bank-paid death benefit must be made (and not revoked) prior to the Participant's Retirement Date (to be effective upon the Participant's Retirement Date), or if made or received by the Committee after the Participant's Retirement Date shall only be effective on the January 1 following the date the election is received by the Committee; provided that with respect to any Participant whose Retirement Date occurred before June 1, 1999, an election to provide a life insurance benefit rather than a Bank-paid death benefit will be effective as of the date it is received by the Committee if it is so received on or prior to June 30, 1999.

           (b) Any election under this Section 5.4 shall be in writing, in a form acceptable to the Committee.

           (c) An election to provide a life insurance benefit, rather than a Bank-paid death benefit, that is effective at such time that the incidents of ownership of the Participant's life insurance benefits or death benefits are held by a transferee (such as a Life Insurance Trust) may not be subsequently changed. An election pursuant to this Section 5.4 may otherwise be revoked in writing before it becomes effective, and if a Participant has not transferred the incidents of ownership of the Participant's life insurance benefits or death benefits to a transferee (such as a Life Insurance Trust), the Participant may elect in writing in advance that, as of any subsequent

January 1, a death benefit pursuant to Section 5.3 be payable upon the death of the Participant, rather than the life insurance benefit previously elected in accordance with this Section. Such a Participant may in later years (effective as of January 1 by advance written election) elect that a life insurance benefit pursuant to this Section
5.4 again be paid in lieu of a death benefit pursuant to Section 5.3, provided, however, that no election pursuant to this sentence may be made if the Participant has not been covered by a life insurance benefit hereunder for a period of three or more consecutive years prior to the date such election is to be effective.

           (d) During the period that an election for life insurance benefit coverage is in effect, the Participant shall be responsible for the taxes on any imputed income in connection with such coverage (and, to the extent the incidents of ownership of the Participant's life insurance benefits have been transferred to a transferee (such as a Life Insurance Trust), for any gift taxes related to the value of such coverage). The Participant shall be responsible to pay to the Bank in advance of their due date, any amounts required with respect to tax withholding obligations related to such taxes, provided that notice of such payment obligation is provided at least 30 days in advance by the Bank to the Participant or applicable transferee; if notice is not provided more than 30 days in advance of such due date, payment must be made within 30 days after notice is provided. If any payments of amounts required in connection with tax withholding on imputed income are not timely made to the Bank, participation by the Participant (and, as applicable, any transferee of the incidents of ownership of the Participant's life insurance benefits) in the Plan shall cease, and no benefit shall be payable to the Participant's Beneficiary upon the Participant's death.

       5.5 Limitation on Benefits. Notwithstanding the provisions of Sections 5.2, 5.3 and 5.4, no benefits (other than the first $50,000 of Single Life Coverage to the extent such coverage is provided as a life insurance benefit) shall be payable under this Plan with respect to a Participant (i) if the Participant dies by suicide within the first two years that a life insurance policy is in effect with respect to such Participant, or (ii) if the carrier properly denies a claim with respect to the Participant during the two-year "contestable period" of a policy.

                              ARTICLE VI

                                Vesting

       6.1 A Participant shall be 100% vested in his or her death benefits (pursuant to Section 5.3) upon the Participant's termination of service described in clause (i) of the definition of Retirement. In addition, a Participant in Tier 0, I or II at the time of a Change in Control (as defined in Section 9.8) shall be 100% vested in his or her death benefits (pursuant to Section 5.3) upon the occurrence of such Change in Control, provided that in the case of a Change in Control of the type described in clause (v) of Section 9.8, such Change in Control shall result in full vesting only if (A) the Participant's employment is terminated by his or her employer (other than for "cause" (as defined below)) or (B) the Participant terminates his or her employment with Dime Bancorp, Inc. (the "Company") and its subsidiaries after the Participant's employer either (I) makes a material change in the Participant's functions, duties or responsibilities, which change would cause the Participant's position with his or her employer to become one of lesser responsibility, importance or scope from that in effect immediately prior to the occurrence of such Change in Control or (II) reduces the Participant's annual salary to a level below that in effect immediately prior to the Change in Control, provided, further, that in case of subclauses (A) and (B), such termination of employment occurs after the occurrence of the Change in Control described in clause (v) of Section 9.8, but during the remaining term of the applicable employment or change in control agreement between the Participant and the Company or any of its subsidiaries in effect at the time of the occurrence of such Change in Control (or, if greater, or if there is no such agreement, within one year after the occurrence of such Change in Control), and otherwise on or before the earlier of the Abandonment Date (as defined below) or the date the transaction contemplated by any event described in clause (v) of Section 9.8 is consummated. As used in this Section 6.1, the term "Abandonment Date" shall mean the date on which (A) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation (as such terms are defined in Section 9.8) is terminated (pursuant to its terms or otherwise) without having been consummated, (B) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (C) the Bank or the Company abandons a Plan of Liquidation or (D) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Bank or the Company that it will not approve, an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal. Notwithstanding anything in the Plan to the contrary, a Participant may, in his or her discretion, waive all or part of the additional vesting in his or her death benefits that results following the occurrence of a Change in Control, as provided in this Section 6.1. For purposes of the Plan, "cause" shall mean (except as otherwise provided in a Participant's employment or change in control agreement with the Company or any of its subsidiaries, which definition of "cause" shall then apply), the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform assigned duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order. If the Participant terminates employment with the Bank where his termination of employment does not satisfy the provisions of clause (i) of the definition of Retirement, and except as otherwise provided in the second sentence of this Section 6.1, the Participant's death benefit shall vest in accordance with the following vesting schedule:


            Years of Participation in the                                           Vesting
            Plan While Employed by the Bank                                         Percentage
            ----------------------------------------------------------------------------------

            0-5 years                                                                   0%

            at least 5 but less than 6 years                                           50%

            at least 6 but less than 7 years                                           60%

            at least 7 but less than 8 years                                           70%

            at least 8 but less than 9 years                                           80%

            at least 9 but less than 10 years                                          90%


            10 or more years                                                             100%


Notwithstanding anything in this Plan to the contrary, on and after a Change in Control (as defined in Section 9.8), a Participant's vested percentage in the death benefits that he or she has elected as of the date of the Change in Control shall be determined based on vesting provisions that are no more restrictive than the vesting provisions in effect under the Plan immediately prior to the Change in Control.

                              ARTICLE VII

                       Amendment and Termination

       7.1 Termination by Participant. A Participant's participation in the Plan shall terminate if the Participant (or his/her surviving spouse in the case of Survivor Joint Life Coverage) elects to reduce coverage to zero or if the Participant or any responsible transferee fails to pay the required amount of Participant Premiums or amounts required in connection with imputed income when due. No benefits under the Plan shall be paid with respect to any Participant or surviving spouse whose participation in the Plan is terminated.

       7.2 Amendment or Termination by the Bank.

           (a) The Board of Directors of the Bank shall have the right to amend the Plan from time to time and to terminate the Plan at any time; provided, however, that no such act shall decrease the dollar amount of benefits payable with respect to a Participant from the amount which would have been payable had the Participant died immediately prior to such amendment or termination (without regard to the tax treatment of such benefit). Without limiting the generality of the foregoing and subject to the proviso in the preceding sentence, the Bank shall have the right to change insurance carriers or to change the form of benefit from life insurance to an equal amount of death benefit and vice versa; provided that Participants and their spouses shall not be required to pay Participant Premiums for benefits not to be provided as a life insurance benefit. In the event of termination of the Plan, benefits shall be paid at the time or times they would have been paid had the Plan not been terminated.

           (b) Notwithstanding the provisions of Section 7.2(a), in the event the Board of Directors of the Bank determines that one or more of the following has occurred: (i) there has been a significant change in the tax treatment of corporate owned life insurance or in the tax treatment to the Bank or Participants of the benefits provided under the Plan from the situation in effect on January 1, 1988, (ii) the effective marginal rate of federal income tax payable by the Bank shall be significantly less than 34%, (iii) the Bank is required by law to extend the benefits of the Plan to a broader category of employees than those in Tiers 0, I, II, III and IV, and (iv) there has been any other material change in circumstance, as determined by the Board of Directors from time to time, that affects the cost or benefit to the Bank of providing benefits under the Plan, the Bank in its sole and absolute discretion, shall have the right to amend or terminate the Plan or to require the Participants to pay all or a portion of the added costs of maintaining the Plan.

           (c) Subject to the limitations of Section 7.2(a), the Committee shall have the right to amend the Plan from time to time, provided that no such amendment shall materially increase the cost to the Bank of maintaining the Plan.

                             ARTICLE VIII

                      Administration of the Plan

       8.1 The Committee. The Committee shall administer the Plan and for purposes of ERISA shall be the "named fiduciary" of the Plan. In connection therewith, the Committee shall have full power and authority, in its discretion, to determine a Beneficiary's entitlement to benefits in accordance with the terms of the Plan (except that entitlement to life insurance benefits shall be determined by the Carrier), to construe and interpret the Plan, to establish rules and regulations, to delegate responsibilities to others to assist it in administering the Plan, to appoint a Plan Administrator who shall have responsibility for the day to day administration of the Plan, and to perform all other acts it believes reasonable and proper in connection with the administration of the Plan. The Committee shall act by vote of a majority of its members and may also effect such action without a meeting, by written consent of a majority of its members. No member of the Committee may act with respect to any action relating to or affecting that member's own benefit under the Plan.

       8.2 Indemnification. To the extent permitted by law, the Bank shall indemnify the members of the Committee and the Plan
Administrator from all claims for liability, loss, or damage
(including payment of expenses in connection with defense against such claims) arising from any act or failure to act in connection with the Plan.

       8.3 Claims Procedure.

           (a) Life Insurance Benefits. Any claim relating to life insurance benefits under the Plan shall be filed with the Plan Administrator designated by the Committee, who within 30 days of receipt shall forward the claim to the Carrier for processing in accordance with the Carrier's claims procedure; provided that claims with respect to the availability of elections or their validity under
Section 5.4 and with respect to the payment of Participant Premiums of other payment obligations shall be filed and decided in accordance with Section 8.3(b). The Carrier shall be a "fiduciary" under ERISA for purposes of processing and reviewing any such claims.

           (b) Death Benefits. Any claim relating to death benefits or with respect to those items to which this claim procedure otherwise applies shall be filed with the Plan Administrator designated by the Committee. If a claim is denied in whole or in part, the claimant shall be given written notice of such denial, which notice shall specifically set forth (i) the specific reasons for the denial (ii) the pertinent Plan provisions on which the denial was based (iii) any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is needed and (iv) an explanation of the Plan's procedure for review of the denial of the claim. In the event that the claim is not granted and notice of denial of a claim is not furnished by the 90th day after such claim was filed, the claim shall be deemed to have been denied on that day for the purpose of permitting the claimant to request review of the claim. Any person whose claim for benefits has been denied in whole or in part by the Plan Administrator may request review of the claim by the Committee. The claimant shall file such request for review (including a statement of issues raised and comments made by the claimant) with the Committee no later than 90 days after the mailing or delivery of the written notice of denial of the claim or, if such notice is not provided, within 90 days after such claim is deemed denied. The claimant shall be permitted to review pertinent documents. A decision shall be rendered by the Committee and communicated to the claimant not later than 60 days after receipt of the claimant's written request for review. However, if the Committee finds it necessary due to special circumstances to extend this period and so notifies the claimant in writing, the decision shall be rendered as soon as practicable, but in no event later than 120 days after the claimant's request for review. The Committee's decision shall be in writing and shall specifically set forth (i) the reasons for the decision and (ii) the pertinent Plan provisions on which the decision is based. Any such decision of the Committee shall be binding upon the claimant and the Bank.

                              ARTICLE IX

                             Miscellaneous

       9.1 Life Insurance Obligations.

           (a) Subject to subsection (c) of this Section 9.1, the Bank shall purchase from the Carrier insurance policies sufficient to provide the life insurance benefits under the Plan. Subject to subsection (c) of this Section 9.1, the Bank shall be the owner of the insurance policies, and shall have all rights of a policy owner including the right to borrow from the policies and to receive dividends, if any; however, each policy shall contain an endorsement indicating that upon (i) the death of the Participant prior to Retirement (in the case of Single Life Coverage) or (ii) the death of the Participant prior to Retirement and after the death of his/her spouse or (iii) the death of a Participant's surviving spouse who has elected Option A pursuant to

Section 3.7 prior to attaining age 65 (in the case of Survivor Joint Life Coverage), or (iv) the death of the Participant at such time that a life insurance benefit is payable pursuant to Section 5.4, proceeds of the policy in an amount equal to the amount of coverage elected by the Participant (to the extent applicable) or, in the amount otherwise provided for in Section 5.4, shall be paid to the Beneficiary by the Carrier. Any proceeds of the policy in excess of the amount described above shall be paid to the Bank upon the occurrence of any of the events described in the preceding sentence. All proceeds of any such policy which may be maintained by the Bank shall be paid to the Bank
(i) upon the Participant's death after his/her Retirement (in the case of Single Life Coverage) or, (ii) upon (A) the death, after his/her Retirement, of a Participant who survives his/her spouse, or (B) the death of a Participant's surviving spouse who has elected Option B pursuant to Section 3.7 (in the case of Survivor Joint Life Coverage), except to the extent they are payable to the Participant's Beneficiary as provided above..

           (b) The life insurance benefits shall be paid in accordance with the terms and conditions of the life insurance policy on the Participant's life (or, in the case of Survivor Joint Life Coverage, the lives of the Participant and his/her spouse). No Participant or Beneficiary shall have any rights against the Bank in the event of a failure of the Carrier to pay a life insurance benefit.

           (c) Notwithstanding anything in the Plan to the contrary, the Bank may permit or authorize, but is not required or otherwise obligated to permit or authorize, the holding of any insurance policy purchased to provide the life insurance benefits under the Plan by a trust, subject to such terms and conditions as the Bank may deem appropriate.

       9.2 Unfunded Death Benefit Obligation. All death benefits payable under this Plan shall constitute an unfunded obligation of the Bank. Payments shall be made, as due, from the general assets of the Bank. The Bank may, in its sole and absolute discretion, establish one or more accounts, funds, or trusts, to reflect its obligations to pay death benefits under the Plan, and may make such investments as it may deem desirable (including the purchase of insurance) to assist it in meeting such obligations. Any assets held in such accounts, funds, or trusts shall be subject to claims of the Bank's creditors, and no person eligible for a death benefit under this Plan shall have any right, title or interest in any such assets. This Plan shall constitute solely an unsecured promise by the Bank to pay death benefits to the extent provided herein.

       9.3 Nonalienation of Benefits.

           (a) Except as permitted by the life insurance policy with respect to a Participant's life insurance benefits, no Participant, Beneficiary or other person entitled to benefits under this Plan shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable under this Plan; nor shall any such rights or amounts payable under this Plan be subject to seizure, attachment, execution, garnishment or other legal or equitable process, or for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise of any Participant or Beneficiary. In the event a person who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right (except as contemplated by the preceding sentence), or if an attempt is made to subject said right to such process, such assignment, transfer or disposition shall be null and void.

           (b) Notwithstanding the provisions of Section 9.3(a), a Participant shall have the right to assign his/her right to name the Beneficiary and other incidents of ownership to a Life Insurance Trust or to another designee with respect to such Participant's life insurance and death benefits under the Plan, provided that such assignment is by gift, without consideration. Such assignment shall be made by written notice to the Committee, accompanied by such forms or affidavits that the Committee and any applicable insurance carrier may require. Upon any such assignment, if valid, notwithstanding anything to the contrary hereunder, to the extent permitted by law, all rights of the Participant to make elections or directions hereunder shall be exercisable by the Life Insurance Trust or other designee, rather than by the Participant, and in making such assignment the Participant shall be deemed to have consented to any elections or directions subsequently made by the Life Insurance Trust or other designee. To the extent permitted by applicable law and the rules of any Carrier, an assignee shall have the right to further assign such right by gift (and without consideration). The Participant shall be responsible for the payment of any taxes (and the reporting thereof) with respect to any assignment made in accordance with this provision.

       9.4 No Guarantee of Status. Nothing in this Plan or any action taken hereunder shall be deemed or construed to confer upon any Participant the right to continued employment by the Bank.

       9.5 Payments to Minors and Incompetents. If a Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, the Committee may direct payment of benefits be made to the duly appointed guardian or legal representative of such minor or incompetent or to such other person as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

       9.6 Withholding. The Bank shall have the right to deduct from any payments made under this Plan any taxes required to be withheld with respect to such payments.

       9.7 Protective Provisions. Each Participant (and, in the case of Survivor Joint Life Coverage, his/her spouse) shall cooperate with the Bank by furnishing any and all information requested by the Bank in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Bank may deem necessary and taking such other relevant action as may be requested by the Bank. If a Participant (or spouse) refuses to so cooperate, the Bank shall have no further obligation to the Participant (or spouse) under the Plan.

       9.8 Change in Control.

              A Change in Control shall mean the occurrence of any of the following events:

              (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its

       Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities;

              (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Company: individuals who, on July 24, 1997, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 24, 1997 or whose appointment, election or nomination for election was previously so approved or recommended;

              (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected solely to implement a recapitalization of the Company or the Bank (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company or the Bank
       (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's or the Bank's then outstanding securities;

              (iv) the stockholders of the Company or the Bank approve a plan of complete liquidation or dissolution of the Company or the Bank, respectively, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets (provided that, for these purposes, a sale of all or substantially all of the voting securities of the Bank or a Parent of the Bank shall be deemed to constitute a sale of substantially all of the Company's consolidated assets), other than any such sale or disposition to an entity at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition; or

              (v) the execution of a binding agreement that, if consummated, would result in a Change in Control of a type specified in clause (i) or (iii) of this Section 9.8 (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this
       Section 9.8 (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company or the Bank of a plan of complete liquidation or dissolution of the Company or the Bank that, if consummated, would result in a Change in Control of a type specified in clause (iv) of this Section 9.8 (a "Plan of Liquidation").

       As used in connection with the foregoing definition of Change in Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 80% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange
       Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

           9.9 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

           9.10 Governing Law. Except to the extent preempted by federal law, the provisions of the Plan will be construed according to the laws of the State of New York.

                               Amendment to the
              Key Executive Life Insurance/Death Benefit Plan of
                    The Dime Savings Bank of New York, FSB

                         Effective as of April 1, 1999


      Section 5.4(a) of the Key Executive Life Insurance/Death Benefit Plan of The Dime Savings Bank of New York, FSB is amended to provide as follows:

            "(a) The election to provide a life insurance benefit, rather than a Bank-paid death benefit must be made (and not revoked) prior to the Participant's Retirement Date (to be effective upon the Participant's Retirement Date), or if made or received by the Committee after the Participant's Retirement Date shall only be effective on the January 1 following the date the election is received by the Committee; provided that with respect to any Participant whose Retirement Date occurred before June 1, 1999, an election to provide a life insurance benefit rather than a Bank-paid death benefit will be effective as of the date it is received by the Committee if it is so received on or prior to September 30, 1999."